Exhibit 99.2

Enovix Announces Pricing of Public Offering of Common Stock

FREMONT, Calif., October 30, 2024 (GLOBE NEWSWIRE) — Enovix Corporation (“Enovix”) (NASDAQ: ENVX), a global high-performance battery company, today announced the pricing of an underwritten public offering of 10,416,667 shares of its common stock for total gross proceeds of $100 million before deducting underwriting discounts and commissions and estimated offering expenses payable by Enovix. The offering is expected to close on November 1, 2024, subject to satisfaction of customary closing conditions. All of the shares of common stock in the offering will be sold by Enovix.

Enovix has granted the underwriter a 30-day option to purchase up to an additional 1,562,500 shares of its common stock offered in the public offering, at the public offering price, less underwriting discounts and commissions.

Cantor Fitzgerald & Co. is acting as sole book-running manager for the offering.

The underwriter may offer the shares from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Enovix intends to use the net proceeds from this offering, together with its existing cash, cash equivalents and short-term investments, for general corporate purposes, and for working capital and capital expenses to achieve high-volume manufacturing at its high-volume production facility “Fab2” in Penang, Malaysia.

The securities described above are being offered by Enovix pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed on August 9, 2023 and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on August 18, 2023. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC and are available on the SEC’s website located at www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may also be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, or by email at prospectus@cantor.com.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Enovix

Enovix is on a mission to deliver high-performance batteries that unlock the full potential of technology products. Everything from IoT, mobile, and computing devices, to the vehicle you drive, needs a better battery. Enovix partners with OEMs worldwide to usher in a new era of user experiences. Our innovative, materials-agnostic approach to building a higher performing battery without compromising safety keeps us flexible and on the cutting-edge of battery technology innovation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Enovix’s anticipated public offering. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “achieve,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release, such as the intended offering terms, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions, the completion of the public offering on the anticipated terms or at all and satisfaction of customary closing conditions related to the proposed offering. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Enovix’s Annual Report on Form 10-K for the year ended December 31, 2023, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. In addition, any forward-looking statements contained in this press release represent the Enovix’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Enovix explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

For investor and media inquiries, please contact:

Enovix Corporation

Robert Lahey

Email: ir@enovix.com